UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7,  2018

ACLARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37581	46-0571712
(Commission File No.)	(IRS Employer Identification No.)

640 Lee Road, Suite 200

Wayne,  PA 19087

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484)  324-7933

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7,  2018,  Aclaris Therapeutics, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). The stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2018.  Of the 30,906,003 shares outstanding as of the record date, 28,050,902 shares, or 90.76%, were present or represented by proxy at the Annual Meeting.  Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal No. 1:  Election of two nominees to serve as directors until the 2021 annual meeting of stockholders and until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Votes Withheld
Christopher Molineaux	20,633,234	4,780,034
Bryan Reasons	25,344,199	69,069

Broker Non-Votes: 2,637,634.

All nominees were elected.

Proposal No. 2:  Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2018. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Ratification of appointment of PricewaterhouseCoopers LLP	28,037,542	11,906	1,454

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aclaris Therapeutics, Inc.

Date: June 8, 2018
	By:	/s/ Frank Ruffo
Frank Ruffo
Chief Financial Officer